Exhibit 1.1

EXECUTION VERSION

DRIL-QUIP, INC.

3,000,000 Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

December 14, 2005

UNDERWRITING AGREEMENT

December 14, 2005

UBS Securities LLC

Morgan Stanley & Co. Incorporated

Lehman Brothers Inc.

Simmons & Company International

Howard Weil Incorporated

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Dril-Quip, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and each person or entity (each, a “Selling Stockholder”) identified as a Selling Stockholder in Schedule C annexed hereto proposes to sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 3,000,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, of which 1,500,000 Firm Shares are to be issued and sold by the Company and an aggregate of 1,500,000 Firm Shares are to be sold by the Selling Stockholders. The number of Firm Shares to be sold by each Selling Stockholder is the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule C annexed hereto. In addition, solely for the purpose of covering over-allotments, the Selling Stockholders and the Company propose to grant to the Underwriters the option to purchase from the Selling Stockholders and the Company up to an additional 450,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-128989) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and each of the Selling Stockholders agrees to sell, in each case severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as UBS Securities LLC (“UBS”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) may jointly determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Company or by such Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 10 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $49.92 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholders, in each case severally and not jointly, and the Company hereby grant to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares. The Over-Allotment Option may be exercised jointly by UBS and Morgan Stanley on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS and Morgan Stanley may jointly determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof. Upon any exercise of the Over-Allotment Option, the first 423,075 shares (the “Selling Stockholder Additional Shares”) to be sold will be sold by the Selling Stockholders with the number of Additional Shares to be purchased from each Selling Stockholder to be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule C annexed hereto bears to 423,075, subject, in each case, to such adjustment as UBS and Morgan Stanley may jointly determine solely to eliminate fractional shares. Any Additional Shares to be purchased in excess of the Selling Stockholder Additional Shares shall be purchased from the Company.

Pursuant to powers of attorney (the “Powers of Attorney”) granted by each Selling Stockholder (which Powers of Attorney shall be satisfactory to UBS and Morgan Stanley), J. Mike Walker and Jerry M. Brooks shall act as representatives of the Selling Stockholders. Each of the foregoing representatives (collectively, the “Representatives of the Selling Stockholders”) is authorized, on behalf of each Selling Stockholder, among other things, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to such Selling Stockholder, to receive notices on behalf of such Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and to each Selling Stockholder by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 20, 2005 (unless another time shall be agreed to by you and the Company and any Representative of the Selling Stockholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Vinson & Elkins L.L.P. at 1001 Fannin

Street, Suite 2300, Houston, Texas 77002-6760, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the Company’s knowledge, are threatened by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclause (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement;

(d) in accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and as of the time of purchase will be duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries (as defined below), taken as a whole;

(f) the Company has no subsidiaries (as defined under the Act) other than the subsidiaries listed on Schedule D annexed hereto (collectively, the “Subsidiaries”); each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation, has the corporate or limited company power and authority to own its property and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and has complied with the applicable requirements for it to conduct business in each jurisdiction in which it conducts business or owns or leases property, except to the extent that the failure to so comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

(g) all of the outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and all of the shares of each Subsidiary are owned, directly or indirectly, by the Company (with the exception of one share of Dril-Quip (Europe), Limited, which is owned of record by Larry E. Reimert), free and clear of any liens, charges or encumbrances or any other claim of any third party; all of the shares of each Subsidiary have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock in the Subsidiaries are outstanding; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than Dril-Quip (Europe), Limited, Dril-Quip Asia Pacific P.T.E., Ltd. and DQ Holdings PTY Ltd.;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) the authorized capital stock of the Company, including the Shares, conforms as to legal matters in all material respects to each description thereof, if any, contained in the Registration Statement, any Pre-Pricing Prospectuses, the Prospectus or any Permitted Free Writing Prospectus;

(j) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and are validly issued and fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”);

(k) the Shares to be sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights.

(l) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(m) neither the Company nor any of the Subsidiaries is (A) in violation of its charter or bylaws, or (B) in violation of any federal, state, local or foreign law, regulation or rule applicable to it, or (C) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) applicable to it, or (D) in violation of any decree, judgment or order applicable to it or any of its properties, or (E) in breach of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which, in the case of clauses (B), (C), (D) or (E), would have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole;

(n) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries, (iii) any law, rule or regulation applicable to the Company and the Subsidiaries (including, without limitation, the rules and regulations of the NYSE) or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary which contravention, in the case of clauses (ii) or (iv), would have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; no consent, approval, authorization or order of, or qualification with, any governmental or regulatory board, body, authority or agency (including, without limitation, the NYSE) or approval of the stockholders of the Company, is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the registration of the Shares under the Act;

(o) The financial statements included in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries, in each case at the dates and for the periods presented, and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as disclosed therein; since the respective dates of such financial statements, there has been no material adverse change in the condition or general affairs, financial or otherwise, of the Company and the Subsidiaries taken as a whole, other than as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and all disclosures contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(p) BDO Seidman, L.L.P., whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement,

the Pre-Pricing Prospectus and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(q) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(r) subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (1) the Company and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in or contemplated by the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(s) the Company and each of the Subsidiaries have good and indefeasible title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(t) the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with their business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, other than those which if not so owned or possessed would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with their business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole;

(u) no material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in or contemplated by the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or, to the knowledge of the Company, is imminent;

(v) the Company and each of the Subsidiaries maintains insurance against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has within the last five years been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(w) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, except for certificates, authorizations and permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the ability of the Company and the Subsidiaries, taken as a whole, to conduct their businesses as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(x) there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectuses or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectuses or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not described or filed as required;

(y) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus under the caption “Use of proceeds”, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(z) the Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole

(aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole

(bb) except as may be described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

(cc) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each Selling Stockholder;

(dd) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee) the Company, the Subsidiaries and the Company’s directors and officers, in their capacities as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(ff) the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE; and

(gg) the Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to each of the Underwriters that:

(a) each of this Agreement and the Custody Agreement and Power of Attorney (the “Custody Agreement”), dated December 14, 2005, between Mellon Investor Services LLC, as custodian (the “Custodian”), and such Selling Stockholder has been duly authorized (if the Selling Stockholder is a partnership), executed and delivered by or on behalf of the Selling Stockholder;

(b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Custody Agreement will not contravene (i) any provision of the Selling Stockholder’s agreement of limited partnership (if the Selling Stockholder is a partnership), (ii) any agreement or other instrument binding upon the Selling Stockholder, (iii) any law, rule or regulation applicable to the Selling Stockholder (including, without limitation, the rules and regulations of the NYSE) or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder; no consent, approval, authorization or order of, or qualification with, any governmental or regulatory board, body, authority or agency (including, without limitation, the rules and regulations of the NYSE) is required for the performance by the Selling Stockholder of its obligations under this Agreement and the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the registration of the Shares under the Act;

(c) such Selling Stockholder has duly and irrevocably authorized each of the Representatives of the Selling Stockholders (whether acting alone or together), on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement and receive payment therefor pursuant hereto;

(d) the Selling Stockholder has, and on the date of purchase will have, valid title to the Shares to be sold by the Selling Stockholder and the legal right, power and capacity (if the Selling Stockholder is an individual) and partnership power and authority (if the Selling Stockholder is a partnership), to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder;

(e) delivery of the Shares to be sold by the Selling Stockholder against payment therefor pursuant to this Agreement will pass title to such Shares to the several Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances;

(f) such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Pre-Pricing Prospectus;

(g) pursuant to the Custody Agreement, certificates in negotiable form for the Shares to be sold by such Selling Stockholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement; such Selling Stockholder agrees that (i) such Shares represented by such certificates are for the benefit of, and coupled with and subject to the interest of, the Custodian, the Representatives of the Selling Stockholders, the Underwriters and the Company, (ii) the arrangements made by such Selling Stockholder for custody and for the appointment of the Custodian and the Representatives of the Selling Stockholders by such Selling Stockholder are irrevocable, and (iii) the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Stockholder (or, if such Selling Stockholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Stockholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Custody Agreement and this Agreement, and actions taken by the Custodian and the Representatives of the

Selling Stockholders pursuant to such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian or the Representatives of the Selling Stockholders, or either of them, shall have received notice thereof; and

(h) the Relevant Stockholder Information (as defined below) with respect to such Selling Stockholder does not contain and, as hereafter amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, any certificate signed by any Selling Stockholder (or, with respect to any Selling Stockholder that is not an individual, any officer of such Selling Stockholder or of any of such Selling Stockholder’s subsidiaries) or by any Representative of the Selling Stockholders and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object reasonably in writing other than any filing required to comply with the Exchange Act;

(e) subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 15, 2007;

(i) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 8(e) hereof;

(j) to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement;

(k) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including filing fees and the reasonable legal fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;

(l) beginning on the date hereof and ending on, and including, the date that is 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS and Morgan Stanley, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;

(m) prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent, not to be unreasonably withheld;

(n) not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(o) the Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(p) to use its best efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing; and

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Certain Covenants of the Selling Stockholders. Each Selling Stockholder hereby agrees:

(a) not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c) to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in the Relevant Stockholder Information with respect to such Selling Stockholder in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and

(d) prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Custody Agreement and a Lock-Up Agreement.

7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to (a) the fifth paragraph of Section 10 hereof, (b) clauses 2(A), (C), (D) or (E) of the second paragraph of Section 9 hereof, or (c) the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(k) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and each Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each Selling Stockholder of each of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker Botts LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, with respect to the matters set forth in Exhibit B hereto and in form and substance satisfactory to UBS and Morgan Stanley.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Ledingham Chalmers, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, with respect to the matters set forth in Exhibit C hereto and in form and substance satisfactory to UBS and Morgan Stanley.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Khattar Wong, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, with respect to the matters set forth in Exhibit D hereto and in form and substance satisfactory to UBS and Morgan Stanley.

(d) The Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker Botts LLP, counsel for the Selling Stockholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, with respect to the matters set forth in Exhibit E hereto and in form and substance satisfactory to UBS and Morgan Stanley.

(e) You shall have received from BDO Seidman, L.L.P. letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS and Morgan Stanley.

(f) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS and Morgan Stanley.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS and Morgan Stanley.

(h) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(i) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(j) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Disclosure Package, as amended or supplemented, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of one of its Co-Chief Executive Officers and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(l) Each Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by such Selling Stockholder, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(m) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(cc) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(p) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(q) Each Selling Stockholder shall have delivered to you a duly executed Custody Agreement in form and substance satisfactory to UBS and Morgan Stanley.

9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute joint discretion of UBS and Morgan Stanley, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Pre-Pricing Prospectuses and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the collective judgment of UBS and Morgan Stanley, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the collective judgment of UBS and Morgan Stanley, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

If UBS and Morgan Stanley elect to terminate this Agreement as provided in this Section 9, the Company, each Selling Stockholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Stockholder, as the case may be, shall be unable to comply with any of the applicable terms of this Agreement, the Company and the

Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company or any Selling Stockholder under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Stockholder each agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which any such Underwriter or any such person, jointly or severally, may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company contained in a free writing prospectus (as defined in Rule 405 of the Act) used by the Company in breach of Section 14 of this Agreement or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (iii) any breach by the Company of Section 14 of this Agreement.

(b) Each Selling Stockholder severally agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which any such Underwriter or any such person, jointly or severally, may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Relevant Stockholder Information with respect to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state in the Relevant Stockholder Information with respect to such Selling Stockholder a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no Selling Stockholder shall be responsible, pursuant to this Section 11(b), Section 11(e) or any other provision hereof, for losses, damages, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this Section 11(b), Section 11(e) or any other provisions hereof, for losses, damages, expenses, liabilities or claims for an amount in excess of the aggregate initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters pursuant hereto.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder, the partners and officers of each Selling Stockholder, if any, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company, such Selling Stockholder or any such person, jointly or severally, may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (3) any breach by such Underwriter of Section 14 of this Agreement.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, a Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each Selling Stockholder and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of each Selling Stockholder and of the Underwriters in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, each Selling Stockholder and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and by each Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company, of each Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or such Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(g) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and each Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or any Selling Stockholder, their respective directors, partners or officers or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto and the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto. The Company, each Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or a Selling Stockholder, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(h) For purposes of this Agreement with respect to the Reimert Family Partners, Ltd., all references to the Relevant Stockholder Information shall mean the following to the extent it is included in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus:

(i) Larry E. Reimert beneficially owns 2,838,620 shares of Common Stock as of the date of any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and, immediately after giving effect to the sale of the Shares by the Reimert Family Partners, Ltd. pursuant to this Agreement, Larry E. Reimert will beneficially own 2,338,620 shares of Common Stock assuming the Underwriters do not exercise the Over-Allotment Option. Reimert Family Partners, Ltd. beneficially owns 2,482,145 shares of Common Stock as of the date of any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and, immediately after giving effect to the sale of the Shares by the Reimert Family Partners, Ltd. pursuant to this Agreement, Reimert Family Partners, Ltd. will beneficially own 1,982,145 shares of Common Stock assuming the Underwriters do not exercise the Over-Allotment Option. For purposes of this clause (i), beneficial ownership has the meaning specified therefore in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act.

(ii) Larry E. Reimert, age 58, is a Co-Chairman of the Company’s board of directors and the Company’s Co-Chief Executive Officer with principal responsibility for engineering, product development and finance. He has been the Director—Engineering, Product Development and Finance, as well as a member of the Company’s board of directors, since its inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including Vice President of Technical Operations, Vice President of Engineering and Manager of Engineering. Mr. Reimert holds a BSME degree from the University of Houston and an MBA degree from Pepperdine University.

(i) For purposes of this Agreement with respect to Four Smith’s Company, Ltd., all references to the Relevant Stockholder Information shall mean the following to the extent it is included in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus:

(i) Gary D. Smith beneficially owns 3,804,620 shares of Common Stock as of the date of any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and, immediately after giving effect to the sale of the Shares by the Four Smith’s Company, Ltd. pursuant to this Agreement, Gary D. Smith will beneficially own 3,304,620 shares of Common Stock assuming the Underwriters do not exercise the Over-Allotment Option. Four Smith’s Company, Ltd. beneficially owns 3,448,045 shares of Common Stock as of the date of any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and, immediately after giving effect to the sale of the Shares by the Four Smith’s Company, Ltd. pursuant to this Agreement, Four Smith’s Company, Ltd. will beneficially own 2,948,045 shares of Common Stock assuming the Underwriters do not exercise the Over-Allotment Option. For purposes of this clause (i), beneficial ownership has the meaning specified therefore in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act.

(ii) Gary D. Smith, age 63, is a Co-Chairman of the Company’s board of directors and the Company’s Co-Chief Executive Officer with principal responsibility for sales, service, training and administration. He has been the Director—Sales, Service, Training and Administration, as well as a member of the Company’s board of directors, since its inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including General Manager and Vice President of Sales and Service.

(j) For purposes of this Agreement with respect to J. Mike Walker, all references to the Relevant Stockholder Information shall mean the following to the extent it is included in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus:

(i) J. Mike Walker beneficially owns 3,804,620 shares of Common Stock as of the date of any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and, immediately after giving effect to the sale of the Shares by J. Mike Walker pursuant to this Agreement, J. Mike Walker will beneficially own 3,304,620 shares of Common Stock assuming the Underwriters do not exercise the Over-Allotment Option. For purposes of this clause (i), beneficial ownership has the meaning specified therefore in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act.

(ii) J. Mike Walker, age 62, is a Co-Chairman of the Company’s board of directors and the Company’s Co-Chief Executive Officer with principal responsibility for manufacturing, purchasing and facilities. He has been the Director—Manufacturing, Purchasing and Facilities, as well as a member of the Company’s board of directors, since its inception in 1981. Prior to that, he served as the Director of Engineering, Manager of Engineering and Manager of Research and Development with Vetco Offshore, Inc. Mr. Walker holds a BSME degree from Texas A&M University, an MSME degree from the University of Texas at Austin and a Ph.D. in mechanical engineering from Texas A&M University.

12. Information Furnished by the Underwriters. The statements set forth in the fifth, sixth and thirteenth through seventeenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 13550 Hempstead Road, Houston, Texas 77040, Attention: J. Mike Walker, Co-Chief Executive Officer, and, if to any Selling Stockholder, shall be sufficient in all respects if delivered or sent to any Representative of the Selling Stockholders at 13550 Hempstead Highway, Houston, Texas 77040 (facsimile: (713) 939-5329), Attention: J. Mike Walker.

14. Free Writing Prospectus. Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in a Permitted Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission without the consent of UBS and Morgan Stanley, not to be unreasonably withheld, other than any such offer included in a Permitted Free Writing Prospectus.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any

Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each Selling Stockholder (on its behalf and, in the case such Selling Stockholder is not an individual, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholders each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and each Selling Stockholder and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company and the Selling Stockholders each hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholders each further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Stockholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirms their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder. The Company and the Selling Stockholders each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

21. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

DRIL-QUIP, INC.

By:	/s/ J. MIKE WALKER
Name:	J. Mike Walker
Title:	Co-Chairman and Co-Chief Executive Officer

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE C HERETO
By: J. MIKE WALKER, Attorney-in-Fact

By:	/s/ J. MIKE WALKER
Name:	J. Mike Walker
Title:	Attorney-in-Fact

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC MORGAN STANLEY & CO. INCORPORATED LEHMAN BROTHERS INC. SIMMONS & COMPANY INTERNATIONAL HOWARD WEIL INCORPORATED

By: UBS SECURITIES LLC

By:	/s/ CHRIS BRADSHAW
Name:	Chris Bradshaw
Title:	Associate Director

By:	/s/ MARK HOBBS
Name:	Mark Hobbs
Title:	Executive Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	1,125,000
MORGAN STANLEY & CO. INCORPORATED	1,125,000
LEHMAN BROTHERS INC.	450,000
SIMMONS & COMPANY INTERNATIONAL	225,000
HOWARD WEIL INCORPORATED	75,000

Total	3,000,000

SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

None Applicable

SCHEDULE C

	Number of Firm Shares	Number of Additional Shares
Company	1,500,000	26,925

Selling Stockholders
Reimert Family Partners, Ltd.	500,000	141,025
Four Smith’s Company, Ltd.	500,000	141,025
J. Mike Walker	500,000	141,025

Total	1,500,000	423,075

SCHEDULE D

Dril-Quip (Europe), Limited

Dril-Quip Asia Pacific P.T.E., Ltd.

DQ Holding PTY, Ltd.

Dril-Quip do Brasil, Ltda.

Dril-Quip France SARL

Dril-Quip (Nigeria) Ltd.

Dril-Quip (Angola) Lda.

Dril-Quip de Mexico, S. de R.L. de C.V.

Servicios Dril-Quip de Mexico, S. de R.L. de C.V.

SCHEDULE E

Offering price to the public: $52.00 per share

Underwriting discount: $2.08 per share

Net proceeds to the Company after deducting the underwriting discount and the estimated expenses of the offering: $74.4 million

Net proceeds to the Selling Stockholders after deducting the underwriting discount: $74.88 million

Selling concession: $1.25 per share

Reallowance: $0.10 per share

Number of shares to be sold by the Company (assuming no exercise of the underwriters’ over-allotment option) : 1.5 million

Number of shares to be sold by the Selling Stockholders (assuming no exercise of the underwriters’ over-allotment option): 1.5 million

EXHIBIT A

Lock-Up Agreement

December 14, 2005

UBS Securities LLC

Morgan Stanley & Co. Incorporated

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Dril-Quip, Inc., a Delaware corporation (the “Company”), the Selling Stockholders named therein and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Morgan Stanley & Co. Incorporated, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting

Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust, partnership or other entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

[to be inserted for Lock-Up Agreement to be signed by the Selling Stockholders:] [Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Shares or Additional Shares by any Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement.]

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Morgan Stanley & Co. Incorporated, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

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If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B

OPINION OF BAKER BOTTS LLP

1.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing in the State of Texas.

2.	The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the caption “Description of capital stock”.

3.	The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable.

4.	The Shares to be sold to the Underwriters by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The stockholders of the Company have no preemptive rights, rights of first refusal or similar rights with respect to such Shares under the charter or bylaws of the Company, the DGCL or, to our knowledge, any other agreement or instrument to which the Company or any stockholder is a party.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of (i) the charter or bylaws of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries that has been filed as an exhibit to the Registration Statement or to any of the Incorporated Documents, (iii) to our knowledge, any judgment, order or decree of any governmental body, agency or court of the United States of America, Delaware or Texas having jurisdiction over the Company or any of the Subsidiaries, or (iv) the DGCL, the laws of the State of Texas or the federal laws of the United States of America which contravention, in the case of clause (ii), (iii) or (iv), would have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or filing with, any governmental body or agency is required to be obtained or made by the Company under the DGCL, the laws of the State of Texas and the federal laws of the United States of America for the consummation of the transactions contemplated by the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except as have been obtained and made under the Act.

7.	The statements in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the headings “Description of capital stock,” and Item 15 of the Registration Statement, in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, present in all material respects the information called for with respect to such legal matters, documents and proceedings.

8.	To our knowledge, (i) there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject of a character required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not so described and (ii) there are no contracts or other documents of a character required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not so described or filed.

9.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefore as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.	The Registration Statement, the Pre-Pricing Prospectus and the Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ reports thereon and the other financial and accounting data included therein, or omitted therefrom, as to which we have not been asked to comment) appear on their face to comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations under the Act, and each Incorporated Document (other than the financial statements and schedules, the notes thereto and the auditors’ reports thereon and the other financial and accounting data included therein, or omitted therefrom, as to which we have not been asked to comment), as filed pursuant to the Exchange Act, when so filed appears on its face to have complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations under the Exchange Act.

11.	The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to subparagraph (5) of Rule 424(b) in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

12.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firms of the Company, representatives of the Underwriters and the Underwriters’ counsel at which the contents of the Registration Statement, the Prospectus, the Pre-Pricing Prospectus and the information listed in Schedule E to the Underwriting Agreement (that scheduled information, taken together with the Pre-Pricing Prospectus, the “Pricing Disclosure Package”) and related matters were discussed. Although we have not independently verified such information and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (except to the extent set forth in paragraphs 2 and 7 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto, as to which we have not been asked to comment), at the time of the filing of the Pre-Pricing Prospectus with the Commission and at 6:30 P.M. on the date of the Underwriting Agreement (which you have informed us is at or prior to the time of the first sale of the Shares by the Underwriters and which is hereinafter referred to as the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto, as to which we have not been asked to comment), as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Pricing Disclosure Package (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto, as to which we have not been asked to comment), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

The phrase “to our knowledge” means the conscious awareness of information by the lawyers currently at this firm who have prepared this opinion, signed this opinion or been engaged to render legal services on substantive matters for the Company or any of its subsidiaries.

EXHIBIT C

OPINION OF LEDINGHAM CHALMERS

1.	Dril-Quip (Europe) Limited (DQE) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Scotland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A.

2.	Dril-Quip (Europe) Limited (DQE) has capacity to do business as a foreign corporation in Norway, Denmark and the Netherlands.

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EXHIBIT D

OPINION OF KHATTAR WONG

1.	Dril-Quip Asia Pacific PTE Ltd. has been duly incorporated and is validly existing as a corporation in good standing under the laws of Singapore, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses filed in respect of Dril-Quip, Inc. with the Securities and Exchange Commission.

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EXHIBIT E

OPINION OF BAKER BOTTS LLP

1.	The Underwriting Agreement and the Custody Agreement have been duly authorized (if such Selling Stockholder is a Partnership), executed and delivered by or on behalf of each Selling Stockholder.

2.	The execution and delivery by each Selling Stockholder of, and the performance of such Selling Stockholder of its obligations under, the Underwriting Agreement or the Custody Agreement or Power of Attorney to which such Selling Stockholder is a party will not contravene (i) any provision of such Selling Stockholder’s agreement of limited partnership (if such Selling Stockholder is a partnership), (ii) to our knowledge, any agreement or other instrument binding upon such Selling Stockholder, (iii) to our knowledge, the DGCL, any law of the State of Texas or the federal laws of the United States of America, or (iv) to our knowledge, any judgment, order or decree of any governmental body, agency or court of the United States, Delaware or Texas having jurisdiction over such Selling Stockholder except in the case of clause (ii), (iii) or (iv) for such contraventions which, individually or in the aggregate, would not reasonably be expected to materially impair the ability of such Selling Stockholder to perform its obligations under the Underwriting Agreement or the Custody Agreement; and no consent, approval, authorization or order of, or filing with, any governmental body or agency is required to be obtained or made by any Selling Stockholder under the DGCL, the laws of the State of Texas or the federal laws of the United States of America for the consummation by each Selling Stockholder of the transactions contemplated by the Underwriting Agreement and the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except such as have been obtained and made under the Act.

3.	Each of the Selling Stockholders is the sole registered owner of the Shares to be sold by such Selling Stockholder and has the legal right, power and capacity (if such Selling Stockholder is an individual) and partnership power and authority (if such Selling Stockholder is a partnership), to enter into the Underwriting Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

4.	If the certificates for the Shares to be sold by each Selling Stockholder are delivered to the Underwriters in the State of New York and assuming the Underwriters purchase the Shares to be sold by such Selling Stockholder in good faith and without “notice of an adverse claim” (as that phrase is used in Section 8-105 of each of the Uniform Commercial Code—Investment Securities of the State of Delaware (the “Delaware UCC”) and the Uniform Commercial Code—Investment Securities of the State of New York (the “NYUCC”)), upon (i) delivery to the Underwriters of the certificates representing such Shares endorsed in blank by an effective endorsement and (ii) payment therefor in accordance with the terms of the Underwriting Agreement, the Underwriters will become “protected purchasers” (as defined in Section 8-303(a) of each of the Delaware UCC and the NYUCC) of such Shares, free and clear of “adverse claims” (as defined in Section 8-102 of each of the Delaware UCC and the NYUCC), except for any such adverse claims created by or at the behest of the Underwriters.

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5.	Each of the Representatives of the Selling Stockholders has been duly authorized by each Selling Stockholder to execute and deliver on behalf of such Selling Stockholder the Underwriting Agreement and any and all other documents necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

The phrase “to our knowledge” means the conscious awareness of information by the lawyers currently at this firm who have prepared this opinion, signed this opinion or been engaged to render legal services on substantive matters for the Company or any of its subsidiaries.

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EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Larry E. Reimert, Gary D. Smith and J. Mike Walker, each a Co-Chief Executive Officer of Dril-Quip, Inc., a Delaware corporation (the “Company”), and Jerry M. Brooks, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 8(k) of that certain Underwriting Agreement dated December 14, 2005 (the “Underwriting Agreement”) among the Company, the Selling Stockholders named therein and, on behalf of the several Underwriters named therein, UBS Securities LLC, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Simmons & Company International and Howard Weil Incorporated that as of December 20, 2005:

1.	He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (j) of Section 8 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this December 20, 2005.

Name:	Larry E. Reimert
Title:	Co-Chief Executive Officer

Name:	Gary D. Smith
Title:	Co-Chief Executive Officer

Name:	J. Mike Walker
Title:	Co-Chief Executive Officer

Name:	Jerry M. Brooks
Title:	Chief Financial Officer

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EXHIBIT G

CERTIFICATE OF SELLING STOCKHOLDER

The undersigned, [            ], [as [title] of [name of Selling Stockholder]], does hereby certify pursuant to Section 8(l) of that certain Underwriting Agreement dated December 14, 2005 (the “Underwriting Agreement”) among the Company, the Selling Stockholders named therein, and the Underwriters named therein, and pursuant to the Powers of Attorney (as defined in the Underwriting Agreement), that as of December 20, 2005:

1.	He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of [insert name of Selling Stockholder] as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	[insert name of Selling Stockholder] has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands on this December 20, 2005 on behalf of [insert name of Selling Stockholder].

[insert name of Selling Stockholder]

Name:
Title:

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